                                                                   EXHIBIT 10.12



                   AMENDMENT #1 TO THE SUBLEASE BY AND BETWEEN
                   GENERAL ATOMICS AND PACKETVIDEO CORPORATION

                                     PARTIES


This Sublease Amendment ("Amendment #1"), dated for reference purposes only as September 1, 1999, is made by and between GENERAL ATOMICS, a California Corporation (herein called "Lessor") and PACKETVIDEO CORPORATION (formerly M4LABS, Inc.), a California Corporation (herein called "Lessee").

                                    RECITALS

A. Lessor and Lessee (the "Parties") executed a written Sublease Agreement (the "Original Agreement") dated September 1, 1998, for approximately 4,980sf at the Lessor's Building 14, located at 3550 General Atomics Court.

B. The Lessee was notified by the Original Agreement of the Lessor's plans to change Industrial Center Common Area in a manner to provide vehicular access to Building 14 from Science Center Drive, and to close off vehicular access from the Remainder Industrial Site. This change has been effected and is memorialized by this Amendment.

C. The Lessor informed the Lessee that an adjacent first floor space block of approximately 1,033sf, designated herein as Added #2, would be offered for Lease by the Lessor about mid-1999. By letter dated June 3, 1999, the Lessee notified the Lessor that the Lessee desires expanding into the Added #2 Space Block effective September 1, 1999.

D. The Lessor informed the Lessee that a second adjacent first floor space block of approximately 2,237sf, designated herein as Added #3, would be offered for Lease by the Lessor about October 1, 1999, after certain leasehold improvements are installed to demise the space block in a manner to provide a safe means of egress, and to make certain needed Utility Installations. The Lessee expressed the desire to expand into the Added #3 Space Block when leasehold improvements are completed by the Lessor.

E. The Lessor informed the Lessee that certain second floor space in the same building may become available for the Lessee's relocation and expansion, if a second floor tenant vacates its premises and in turn subleases to a third party, or terminates its agreement with the Lessor. The Lessee expressed the preference to expand its current Premises on the first floor as described in this Amendment.

F. The Lessee requested that the Lessor grant to the Lessee additional options to extend the Term of the Agreement such that the Original Term, with Option Terms, provides a combined term of five years.

G. As consideration for the disturbance to the Lessee's quiet enjoyment of the Premises caused by the Lessor's installation of building second floor improvements, the Lessor agreed to forgive furniture rental charges for a six month period, and to allow the Lessee to take early Possession of Added #2 Space Block, rent free for the period July 19, 1999 through September 30, 1999.

H. The Parties desire to incorporate other minor changes, and interim agreements, including those related to fulfillment of obligations for preparing the current Premises for the Lessee's use.

NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, upon execution of this Amendment, the Parties mutually covenant and agree as follows:

DELETE EXHIBIT A IN ITS ENTIRETY AND REPLACE WITH EXHIBIT A, AMENDMENT #1, DATED SEPT. 1, 1999.
DELETE EXHIBIT B IN ITS ENTIRETY AND REPLACE WITH EXHIBIT B, AMENDMENT #1, DATED SEPT. 1, 1999.
DELETE EXHIBIT C IN ITS ENTIRETY AND REPLACE WITH EXHIBIT C, AMENDMENT #1, DATED SEPT. 1, 1999.
DELETE EXHIBIT E IN ITS ENTIRETY AND REPLACE WITH EXHIBIT E, AMENDMENT #1, DATED SEPT. 1, 1999.
DELETE EXHIBIT F IN ITS ENTIRETY AND REPLACE WITH EXHIBIT F, AMENDMENT #1, DATED SEPT. 1, 1999.
DELETE PARAGRAPH 50 AND REPLACE WITH NEW PARAGRAPH 50.
DELETE PARAGRAPH 59 AND REPLACE WITH NEW PARAGRAPH 59.
DELETE PARAGRAPH 61 AND REPLACE WITH NEW PARAGRAPH 61.




PacketVideoLse.Amend #1             Exhibit C               Initials: /s/ MM.
September 1, 1999                  Page 1 of 3                        /s/ R.H.D.

12.1 LESSOR'S CONSENT REQUIRED: CHANGE FROM TWENTY-FIVE PERCENT (25%) TO FORTY PERCENT (40%).

50. INSERT TO PARAGRAPH 1.2(B), PARKING:

The number of parking spaces designated in Paragraph 1.2(b) is based on four spaces per one-thousand square feet of subleased space, three at the Building 14 Complex, and one on the Remainder Industrial Center. In the event an agency of jurisdiction places restrictions on allowed on-site parking spaces provided by the Lessor, then the Lessee shall be responsible for implementing provisions to restrict parking to that stipulated in this paragraph of the Sublease Agreement, or to reimburse the Lessor in full for the cost and expenses for payment of penalties, fees or upgrades needed to accommodate Lessee's excess parking above the number of spaces designated herein.

59. INSERT TO PARAGRAPH 11; UTILITIES:

59.1 Lessee agrees to pay its prorata share of electricity, gas and water/sewer service in direct relation to the size of the Premises. The prorata share shall be determined as described in Exhibit C. Utility consumption for supplying the Lessee's supplementary equipment shall be audited and charged to the Lessee as an Extraordinary Utility Expense. If the Lessee chooses, metering may be installed at the Lessee's expense to measure Extraordinary power consumption for use as the means for calculating this Extraordinary Expense.

59.2 The Lessee shall pay for telecommunications installation, moves, changes and monthly services attributable to the Lessee, including all toll charges. Charges for service and equipment are subject to reasonable annual increases, but shall not exceed the standard amounts charged to other tenants in the Industrial Center for similar services and equipment. Parties agree that the 1999 Calendar Year equipment and service costs shall be in accordance with the following schedule:

CATEGORY OF SERVICE                                             INSTALLATION COST        MONTHLY COST
-------------------                                             -----------------        ------------
Fax or Modem Extension                                                 $70                   $18
PBX Line (Multi-Line capability)                                       $70                   $18
Basic Service Fee (includes adds, moves and changes)                   $20                   N/A

TELEPHONE SETS AND FEATURES
Installation
SL-1 Set 2500, 2554, etc                                               $20                   $ 5
10 Key Add-on Module                                                     *                   $ 2
20 Key Add-on Module                                                     *                   $ 4
Speaker phone                                                            *                   $ 6
Digit Display                                                            *                   $ 6
2008 Digital 8-Button Telephone Set                                    $20                   $ 8
2616 Digital 16-Button Telephone Set with Display                      $20                   $17
Speaker phone (HFA)                                                      *                   $ 1
22 Key Add-on Module                                                     *                   $ 7

PROGRAMMABLE FEATURES AT NO COST AT TIME OF INSTALLATION
Appearance of an Additional Extension                                    *                   $ 2
Headset (all units are modular)                                        Cost                  N/C

VOICEMAIL
With 7 minutes storage-10 day retention                                $20                   $ 8
Additional 5 minutes of storage                                          *                   $ 3
Pager out call                                                           *                   $ 2


*APPLY BASIC SERVICE FEE (WAIVED IF WORK PERFORMED AT INSTALLATION)

Parties agree that reasonable annual adjustments, the same as applied to other Industrial Center Tenants, can be made without prior notice effective January of each calendar year. In the event that the Lessee deems the adjustments or rates are unreasonable, then the Lessee shall have the option to give the Lessor a sixty day notice, install its own PBX, and have the Lessor's system removed. The cost and expense of the conversion shall be borne by the Lessee.

The charges for telephone rental, services, and toll calls, and the prorata share or Extraordinary Utilities, shall be invoiced monthly by Lessor, and shall be due and payable by Lessee in accordance with Paragraph 21 of the Agreement.



PacketVideoLse.Amend #1             Exhibit C               Initials: /s/ MM.
September 1, 1999                  Page 2 of 3                        /s/ R.H.D.

6.1 INSERT TO PARAGRAPH 39; OPTIONS:

61.1 Option to Extend Terms: Lessor grants to the Lessee the Option to extend the Term of the Agreement for three one-year periods on the following terms and conditions: (1) The provisions of Paragraph 39, including the provision relating to default of the Lessee, set forth in Paragraph 39. 4, applies; (2) Lessee gives Lessor written notice of the exercise of this Option to Extend the Term a minimum of three months prior to end of the Original Term, or the Option Year Term, whichever is applicable; (3) All Terms and Conditions of the Agreement, except where specifically modified by this Option, apply; (4) Rent starting the first month of the Option Term shall be as summarized in the Rent Schedule, Exhibit C.

61.2 Option to Expand: Lessor grants to the Lessee the Right-of-First-Offer ("ROFO") Option to lease 2,237sf the area designated, "Added #3", on Exhibit B, Page 1, of this Agreement under the same Terms and Conditions as the current space except as follows: (1) The provisions of Paragraph 39, including the provision relating to default of the Lessee, set forth in Paragraph 39. 4, applies; (2) Lessee shall accept the ROFO space altered as generally shown on Exhibit B, Page 1; (3) Lessor, at the Lessor's cost and expense shall install the demising partitions, doors and means of egress to the ROFO Space, connecting the Lessee's current Premises to the expanded space as generally described in Exhibit F of this Amendment; (4) The respective party shall pay for Alterations and Utility Installations as described in Exhibit F of this Amendment; (5) Lessee shall exercise or waive this option no later than September 10, 1999; (6) Lessor shall interpret the Lessee's lack of response of the Lessor's offer as a waiver of the Option and Lessor shall be allowed to lease the ROFO Space Block to a third parties; said Option shall be terminated for the remaining period of the Original and Option Terms of the Agreement; (7) All Terms and Conditions of this Agreement, except where specifically modified by this Option, shall apply.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

LESSOR:                                            LESSEE:
GENERAL ATOMICS                                    PACKETVIDEO CORPORATION
By: /s/ ROBERT H. DAIRY                            By:/S/ MICHAEL MANSON
Robert H. Dairy                                    Michael Manson
Director Facilities                                Chief Financial Officer
Date: Sept. 10, 1999                               Date: 9/16/99




PacketVideoLse.Amend #1             Exhibit C               Initials: /s/ MM.
September 1, 1999                  Page 3 of 3                        /s/ R.H.D.

                                   EXHIBIT A

                      GENERAL ATOMICS TORREY PINES MESA MAP








                                    Site Map
PacketVideoLse.Amend #1             Exhibit A               Initials: /s/ MM.
September 1, 1999                                                     /s/ R.H.D.

                                    EXHIBIT B


                      BUILDING 14 FIRST FLOOR - FLOOR PLAN









PacketVideoLse.Amend #1             Exhibit B               Initials: /s/ MM.
September 1, 1999                  Page 1 of 3                        /s/ R.H.D.

                             PACKETVIDEO CORPORATION
                                  SPACE SUMMARY

First-in (Effective September 1, 1998)                   CUMULATIVE TOTAL SF
Bldg. No.    Room No.         Use Code          SF       -------------------
---------    --------         --------          --
 14            144            Office            129
 14            145            Office            168
 14            179            Office             91
 14            180            Office            187
 14           H140(prorata)   Corridor          132
Subtotal                                        707
20% Common                                      141
TOTAL                                           848      TOTAL 848


Surrendered (Effective November 1, 1998)
----------------------------------------
Bldg. No.    Room No.         Use Code          SF
--------     -------          --------          --
 14            144            Office            129
 14            145            Office            168
 14            179            Office             91
 14            180            Office            187
 14           H140 (prorata)  Corridor          132
Subtotal                                        707
20% Common                                      141
TOTAL                                           848      TOTAL 0


Revised Expansion (Effective November 1, 1998)
----------------------------------------------
Bldg. No.    Room No.         Use Code          SF
--------     -------          --------          --
 14            140            Office            128
 14            141            Office            127
 14            142            Office            132
 14            143            Office            173
 14            144            Office            129
 14            145            Office            168
 14           176A            Office            129
 14           176B            Office             90
 14            177            Office            185
 14            178            Office            233
 14            179            Office             91
 14            180            Office            187
 14           H140            Corridor          407
Subtotal                                      2,179
10% Common                                      218
TOTAL                                         2,397      TOTAL 2,397


Added #1 (Effective January 1, 1999)
------------------------------------
Bldg. No.    Room No.       Use Code            SF
--------     -------        --------            --
 14            146            Office            131
 14            147            Office            133
 14            149            Office             97
 14            150            Office            187
 14            151            Office            175
 14            152            Office            177
 14            153            Office            243
 14            154            Office            169
 14            155            Office            169
 14            181            Office            423
 14           H150            Corridor          444
Subtotal                                      2,348
10% Common                                      235
TOTAL                                         2,583      TOTAL 4,980



PacketVideoLse.Amend #1             Exhibit B               Initials: /s/ MM.
September 1, 1999                  Page 2 of 3                        /s/ R.H.D.

ADDED #2 (EFFECTIVE OCTOBER 1, 1999)                         Cumulative Total SF
------------------------------------                         -------------------
Bldg. No.    Room No.       Use Code            SF
--------     -------        --------            --
 14            156            Office            475
 14            156A           Office            120
 14            156B           Office            131
 14            156C           Office            123
 14            156D           Office             90
Subtotal                                        939
10% Common                                       94
TOTAL                                         1,033          TOTAL 6,013

Added #3 (Effective October 1, 1999)
------------------------------------
Bldg. No.    Room No.       Use Code            SF
--------     -------        --------            --
 14           180A            Office            143
 14           181A            Office             78
 14           198A            Office          1,616
 14           L110            Lobby             197
Subtotal                                      2,034
10% Common                                      203
TOTAL                                         2,237          TOTAL 8,250



PacketVideoLse.Amend #1             Exhibit B               Initials: /s/ MM.
September 1, 1999                  Page 3 of 3                        /s/ R.H.D.

 SUMMARY OF TERM, RENT, FURNITURE RENTAL, SECURITY DEPOSIT, OPERATING EXPENSES
                                 AND UTILITIES

              INSERT TO PARAGRAPHS 1.3 TERM; 1.5 AND 4.1 BASE RENT


TERM: The Commencement Date of this Agreement is established as November 1, 1998 with an Expiration Date of October 31, 2000. The Expiration Date for all Space Blocks shall be coterminous.

SPACE BLOCK                SIZE (sf)        ACCUM. (sf)         RENT START DATE
-----------                ---------        -----------         -----------------
FIRST-IN                        848              848            September 01 1998
SURRENDERED                     848              000            November 01 1998
REVISED EXPANSION             2,397            2,397            November 01 1998
ADDED#1                       2,583            4,980            January 01 1999
ADDED#2                       1,033            6,013            October 01 1999
ADDED#3                       2,237            8,250            November 01 1999


With payment of Added Security Deposit as calculated below, and execution of this Amendment by the Lessee (or with payment of Added Security Deposit as calculated below, and a separate written notice of the exercise of the ROFO Option), the Lessee elects to exercise its Option to expand into the Added #3 Space Block pursuant to Paragraph 61.2 of this Amendment.

Rent: Monthly Rent comprises the components of NNN and CAM (designated at Standard Operating Expenses) according to the schedule below. Rent start date for the various Space Blocks comprising the Premises is as listed above. On each anniversary of the Agreement, the NNN rate and Standard Operating Expenses shall increase $0.04/sf and $0.01/sf respectively, over the lease rate for the previous year as summarized in the schedule below. This Agreement does not include provisions for financing on any Lessee Specified Leasehold Improvements.


         ELEMENT                            MONTHLY LEASE RATE & RENT
         Term                               ORIGINAL
         Year                               YR #1                     YR#1                YR #1                YR #1
                                            -------------        -------------        -------------        -------------
         Space Block Description              FIRST-IN              REVISED              EXP. #1              EXP. #2
         Effective Date                      (08/11/98)            (11-1-98)            (01-01-99)           (10-1-99)
                                            -------------        -------------        -------------        -------------
         NNN Rate                           $     1.10/sf        $     1.10/sf        $     1.10/sf        $     1.10/sf
         CAM Charges (Std. Op. Exp.)        $        0.22        $        0.22        $        0.22        $        0.22
         Premium-small area                 $        0.20        $        0.00        $        0.00        $        0.00
         Leasehold Improvements             $        0.00        $        0.00        $        0.00        $        0.00
         Janitorial                          Lessee Hires                 Same                 Same                 Same
         Utilities                               Prorated             Prorated             Prorated             Prorated
         Total Rate                         $     1.52/sf        $     1.32/sf        $     1.32/sf        $     1.32/sf
         Size of Premises                           848sf              2,397sf              4,980sf              6,013sf
         Monthly Rent                       $       1,289        $       3,164        $       6,574        $       7,937


         ELEMENT                            MONTHLY LEASE RATE & RENT
         Term                               ORIGINAL                                       OPTION
         Year                               YR #2                    YR #1                  YR#2                YR#3
                                            -------------        -------------        -------------        -------------
         Space Block Description               EXP. #3              EXPANDED             EXPANDED             EXPANDED
         Effective Date                       (11-1-99)            (11-1-00)            (11-1-01)            (11-1-02)
                                            -------------        -------------        -------------        -------------
         NNN Rate                           $     1.14/sf        $     1.18/sf        $     1.22/sf        $     1.26/sf
         CAM Charges (Std. Op. Exp.)        $        0.23        $        0.24        $        0.25        $        0.26
         Premium-small area                 $        0.00        $        0.00        $        0.00        $        0.00
         Leasehold Improvements             $        0.00        $        0.00        $        0.00        $        0.00
         Janitorial                                Lessee                 Same                 Same                 Same
         Utilities                               Prorated             Prorated             Prorated             Prorated
         Total Rate                         $     1.37/sf        $     1.42/sf        $    1.471/sf        $     1.52/sf
         Size of Premises                         8,250sf              8,250sf              8,250sf              8,250sf
         Monthly Rent                       $      11,303        $      11,715        $      12,128        $      12,540

As part of a monetary consideration for disruption of the Lessee's quiet possession during the construction of improvements on the building first and second floor, the Lessor granted the Lessee permission to take possession and use the Added #2 Space Block starting July 19, 1999, through the end of September 1999, Rent free, and without charge for Utility Expenses. This value is determined as ($1.32 + $0.20) x 1,029sf x 12 mo./365 days x 74 days = $3,805.



PacketVideoLse.Amend #1             Exhibit C               Initials: /s/ MM.
September 1, 1999                  Page 1 of 4                        /s/ R.H.D.

FURNITURE RENTAL: The Lessee requested that the Lessor rent to the Lessee certain office furnishings on a month-to-month basis, furnishings delivered to the Lessee's Premises on three different dates. It was agreed that the Lessee would pay a monthly fee of $396/month, starting January 1, 1999 (Refer to the cost breakdown below). As remainder monetary consideration for disruption of the Lessee's quiet possession of the Premises during the construction of improvements on the building first and second floor, the Lessor agrees to forgive rental charges for the first six months, January 1, 1999 through June 30,1999. This value is determined as (6mo x $396/mo) = $2,376.


                                 FURNITURE     08/11/98     08/26/98     01/15/99      TOTAL             TOTAL
ITEM:                          RENT/ MO/UNIT   DELIVERY     DELIVERY     DELIVERY     DELIVERY           RENT
-----                          -------------   --------     --------     --------     --------        ----------
Desk w/ top                     $    10.00         3           10            9           22           $   220.00
File Cab-5 drawer lgl           $     5.00         3            5            0            8           $    40.00
File Cab-2 drawer lgl           $     3.00         0            0            0            0           $     0.00
Bookcase 3 shelf                $     3.00         0            6            0            6           $    18.00
Bookcase 4' high                $     4.00         0            9           18           27           $   108.00
Conference Table                $     5.00         2            0            0            2           $    10.00
                                                                                                      ----------
Total Monthly charge            $                                                                         396.00


Either Party may terminate the Furniture Rental Agreement by serving the other Party a minimum ninety-day advanced notice, with the termination date to occur the last day of the month subsequent to the ninety-day notice period.

                INSERT TO PARAGRAPHS 1.7 AND 5, SECURITY DEPOSIT

A Security Deposit in the amount equivalent to one month's Rent, one month's Furniture Rental, and two month's Utility Expenses, shall be paid to secure payment to the Lessor. Added Security Deposit calculated below shall be payable with execution of this Amendment.

         SECURED PAYMENT                                        AMOUNT
         ---------------                                        -------
         One Month's Rent                                       $11,297
         Two Months' Utilities: 8,250sf @$0.20/sf               $ 3,300
         One Months' Furniture Rental                           $   396
         Total Security Deposit Required                        $14,993
         Less Security Deposit on Record                        $ 8,962
                                                                -------
         Added Security Deposit Due                             $ 6,031


Concurrent with the annual increase in Monthly Rent, and without prior notice, the Lessor shall adjust the Security Deposit in direct relation to the Monthly Rent, Furniture Rental, and Utility Expenses (as calculated above), and the increase shall be paid by the Lessee upon receipt of an invoice from the Lessor.

                INSERT TO PARAGRAPH 1.10(a), REAL ESTATE BROKERS

Pursuant to the Original Agreement, the Lessor paid commissions to the Real Estate Broker representing the Lessee, named in Paragraph 1.10(a), an amount of four percent (4%) of the Net Rent, exclusive of the Operating Expenses, for the First-in Premises.


                                                                  COMMISSION
                                                  --------------------------------------
SPACE BLOCK      SIZE(sf)         NET RENT        PERIOD             RENT           RATE         AMOUNT
-----------      --------         --------       ---------       -----------        ----       ---------
First-in            848            $1.30         82 days         $  2,951.59         4%        $  118.06
Expanded          2,397            $1.10         2 months        $  5,273.40         4%        $  210.94
Cumulative        4,980            $1.10         10 months       $ 54,780.00         4%        $2,191.20
Cumulative        4,980            $1.14         12 months       $ 68,126.40         4%        $2,725.06
                                                                 -----------                   ---------
                                                                 $131,131.39         4%        $5,245.26

As agreed in the Original Agreement, no commissions shall be due and payable by either Party for Lessee expansions, extensions, or renewals.

             INSERT TO PARAGRAPH 4.2.,  COMMON AREA OPERATING EXPENSES

Lessee shall pay for cost of maintenance and repair of its fixtures, furnishings, and equipment; janitorial services, maintenance and repair of electrical, or other services from building point of connection to Tenant fixtures, and for supplemental equipment installed specifically for Lessee application and use. Lessee shall also pay for locksmith services, telephone installation, adds, moves, and changes, and for all Lessee toll calls. Lessee shall initiate the needed job orders to engage services, and pay for said services, pursuant to Paragraph 7.0 of this Sublease Agreement.



PacketVideoLse.Amend #1             Exhibit C               Initials: /s/ MM.
September 1, 1999                  Page 2 of 4                        /s/ R.H.D.

Following are the provisions for payment of Services and Operating Expenses under terms of the Sublease Agreement:

                   SUMMARY OF SERVICES AND UTILITY PROVISIONS
                   ------------------------------------------

                                                INCLUDED IN               INCLUDED AS
                                               MONTHLY RENT             OTHER OPERATING
                                                & STANDARD              EXPENSE CHARGED
SERVICE OR UTILITY                           OPERATING EXPENSE             TO LESSEE                 NOTE
------------------                           -----------------          ---------------              ----
Taxes                                              x                                                    1
Insurance                                          x                                                    2
Parking Lots, Roadways & Walkways                  x
Landscape Maintenance                              x
Building and Utility Maintenance                   x                                                    3
Trash Collection                                   x
Property Management                                x
Telecommunications Services                                                     x
Utilities:
Electricity, Extraordinary                                                      x
Natural Gas                                                                     x
Water/Sewer                                                                     x
Electricity, Extraordinary                                                      x                       4
Security Services-Standard                         x                                                    5
Security Access Control & Keys                                                  x                       7
Mail Pickup and Delivery                           x                                                   10
Use of Central Conference Rooms                    x                                                  5&9
Use of Outdoor Recreational Facility               x                                                    5
Use of Central Cafeteria                           x                                                  5&7
Janitorial:
Common Area                                        x
Lessee Space                                                                    x                      11

Lessee may obtain the following services through separate agreement with the Lessor. Payment shall be made under the same terms and conditions as for operating expenses:


Signage-Interior                                                                x                       7
Use of Corporate Fitness Center                                                 x                     5&7
Contractor Services                                                             x                     5&8


Notes:

1.      Covers Real Property Taxes. Does not cover personal property taxes.

2. Covers Lessor's insurance only. Does not cover Lessee's coverage for its fixtures and liability, or for loss of business.

3. Covers maintenance and repairs of normal building equipment and utilities. Does not cover maintenance and repairs of special telecommunications, or equipment installed on behalf of the Lessee, to maintain special conditions such as air conditioning or Lessee's fixture.

4. Cost for extraordinary utilities shall be passed through at cost charged to Lessor. Example: Cost to operate Building HVAC outside the hours of 7:00 A.M. to 7:00 P.M. Monday through Friday (excluding national holidays) as requested by the Lessee. If the Lessee is the sole Tenant occupying a specific zone, then the operating hours (12-hour period) can be adjusted at the request of the Lessee.

5. Access or use or services are provided as an amenity but are subject to change or termination by Lessor with thirty days advanced notice to the Lessee, or in the event of breach of terms, with a three-day notice.

6.      Lessee shall make provisions for cleaning services of its Premises.

7.      Same cost as charged to other Tenants or Tenant Employees.

8.      Available at Lessor's cost plus 15%.

9. Parties agree that location, site and features of conference rooms can be changed upon Lessor providing Lessee notice at time of conference room reservation.

10. Does not include incoming or outgoing U.S. Mail, UPS, FED EX or overnight delivery.

11.     Lessee to make provisions for its own janitorial service.



PacketVideoLse.Amend #1             Exhibit C               Initials: /s/ MM.
September 1, 1999                  Page 3 of 4                        /s/ R.H.D.

                        INSERT TO PARAGRAPH 11, UTILITIES

Effective the date that the Lessee takes Possession, the Lessor shall commence charging the Lessee its Prorata share of Utilities as described below. The base square footage of the Industrial Center is subject to change as the Lessor demolishes or constructs building improvements.

ELECTRICITY: Electric power is supplied by San Diego Gas & Electric and metered at one location of the Industrial Center. Building 14 is separately submetered and prorata electric power costs shall be calculated using data taken from submeters as follows:

     Building 14 leased gsf          x           Building 14 Billing Period Cost
     ----------------------
     Building 14gsf

     8,250gsf (Note 1)               x           Building 14 Billing Period Cost
     -----------------
     59,520gsf

Note(l): Gross Square feet will be adjusted in direct relation to size of the Lessee's Premises.

WATER/SEWER: Water is supplied to the Industrial Center from three (and soon four) separate city water meter stations. Sewer charges are based on water consumption. The Industrial Center is comprised of Buildings on three separate parcels, one Genesee Properties and two Hopkins Properties. The gross square footage in the Industrial Center is 509,164. Prorated water/sewer costs shall be calculated as follows:

     Building 14 leased gsf          x           Billing Period Charges
     ----------------------
     Total Industrial Center gsf

     8,250gsf                        x           Billing Period Charges
     --------
     509,164gsf

NATURAL GAS: Natural gas is purchased from a natural gas supplier and transported to the Industrial Center by San Diego Gas & Electric. Building 14 is separately submetered and prorata natural gas usage costs shall be calculated using data taken from submeters as follows:

     Building 14 Leased gsf         x           Billing Period (Na. Gas Cost + Transport Cost)
     -----------------------
     Building 14gsf

     8,250gsf                        x           Billing Period Charges
     --------
     59,520gsf



PacketVideoLse.Amend #1             Exhibit C               Initials: /s/ MM.
September 1, 1999                  Page 4 of 4                        /s/ R.H.D.

[GENERAL ATOMICS]
ASBESTOS NOTIFICATION
JANUARY 1999

--------------------------------------------------------------------------------
  FROM:     LICENSING, SAFETY AND NUCLEAR COMPLIANCE (LSNC)

  TO:       EMPLOYEES AND OCCUPANTS, VIA INTERCOMPANY MEMO
--------------------------------------------------------------------------------
General Atomics, in compliance with California Health and Safety Code 25915 et seq, is required to give written notice of the presence of asbestos containing materials to all employees. This notification applies to the entire General Atomics site at 3550 General Atomics Court, which includes facilities at 3483 Dunhill Street, and 11222 Flintkote Avenue.

Prior to 1979, asbestos was used extensively in the building industry throughout the United States as thermal insulation, fireproofing, and in structural support materials. At General Atomics asbestos has been used to insulate hot water and steam pipes and ventilation ducts. It may be found in some attics and mechanical rooms, in floor and ceiling tiles and window wall panels, some roofing material, and core material in certain fire doors.

The mere presence of asbestos in a building does not necessarily mean that a health hazard exists. Asbestos containing materials are not a health threat unless asbestos fibers become airborne and are inhaled. In areas where the asbestos is bonded or encapsulated and properly maintained, such as in the materials listed above, there is very little or no risk to health.

Accordingly, it is important not to disturb asbestos containing materials. General Atomics policy restricts work on asbestos containing materials to certified asbestos contractors who are properly trained and equipped. Moving, drilling, cutting, or otherwise disturbing such materials can pose a health risk and should not be attempted by untrained personnel. Employees should immediately notify LSNC if they observe materials that they suspect contain asbestos and which are not properly maintained.

LSNC maintains records of asbestos sampling and air monitoring results performed during the course of asbestos abatement work. Employees may contact LSNC, Letty Alfonso at extension 2016, Paul Englert at extension 2466, or Keith Asmussen at extension 2823, if they have questions or concerns regarding asbestos.



PacketVideoLse.Amend #1             Exhibit E               Initials: /s/ MM.
September 1, 1999                  Page 1 of 1                        /s/ R.H.D.

                              WORK LETTER AGREEMENT

This Work Letter Agreement is written to complement the Form Sublease and its Addenda; it expands and elaborates on the Form Sublease with no conflict intended. In the event of a conflict, the Form Sublease and Addenda take precedence.

                                   I. PREMISES
                                   -----------
The Lessor delivered the Lessee's in four separate Space Blocks, First-in, Revised Expansion, Added #1, and Added #2, (the "Current Premises") as shown on the Floor Plan, Page 1 of Exhibit B. The Space Block identified as, Added #3, will be delivered to the Lessee altered generally as described in this Amendment.

                                 II. ALTERATIONS
                                 ---------------
SPACE BLOCKS-FIRST-IN. REVISED EXPANSION, ADDED #1 & ADDED #2: The obligations of the Parties as described in the Original Agreement were fulfilled, and except as described herein, no Alterations will be made that affect these Space Blocks.

SPACE BLOCK-ADDED #3: The existing full height walls and Utility Installations will be used to the extent practical. The current Space Block arrangement is as shown on Page 5 of this Exhibit. The Alterations will be as listed in Section V of this Exhibit, and the physical arrangement will be as shown on Page 1, Exhibit B.

A. The Lessor will cause to be installed demising partitions, doors and access control features to annex the Space Block to the Lessee's Current Premises.

B. The Lessor will install new floor covering, make minor repairs, paint, clean, and perform inspections to ascertain the building systems are in good working condition.

C. The Lessee will install the desired Alterations to the Lessee's Reception Area (Room 146), prior to installation of the Lessor's Alterations.

D. The Lessee will install other fixtures and equipment as required for specific use of Added Space Block.

                           III. UTILITY INSTALLATIONS
                           --------------------------
The existing Utility Installations will be used to the extent practical. The Lessee will notify the Lessor of any deficiencies in the Premises as stipulated in the Form Lease Agreement.

A. Lessor will install a HVAC system, lighting, power and communications to serve the Space Block.

B. Lessee will identify the desired Utility Service Installations, including telecommunications and security access controls, and submit approved job orders with appropriate signatures, to the Lessor or to other approved service providers, authorizing the expenditures for installation and rental.

C. Lessor will inspect all Building Systems serving the Space Block including HVAC, lighting, electrical and communications, to ascertain systems are in good working order, condition and repair.

                        IV. TENANT FIXTURES AND EQUIPMENT
                        ---------------------------------
Lessee will furnish the Premises as needed with equipment, fixtures and furnishings (i.e., computers, FAX, copiers, desks, tables, chairs, files, and audio visual) not included in the Lessor's standard offering.

A. The Lessee will procure and have installed, connected, and powered, modular furnishings in Room 198A, in a general arrangement in to be determined by the Lessee.

B. Lessee will make provisions for acquiring tenant fixtures, equipment, appurtenances, and engage the needed contract services for installation and setup.



PacketVideoLse.Amend #1             Exhibit F               Initials: /s/ MM.
September 1, 1999                  Page 1 of 5                        /s/ R.H.D.

                             V. FINANCING & PAYMENT
                             ----------------------
SPACE BLOCK-ADDED #3: The Parties agree to the following scope of work and financial responsibility require to prepare the Space Block for the Lessee's use. Any work tasks outside the scope of this Work Letter Agreement will be approved and paid for by the Lessee. Lessee Specified Improvements, such as those identified as TBD, shall be contracted and paid for by the Lessee. Lessor paid sum shall not be classified as a Tenant Allowance, and any variance of the invoiced services from the estimate shall be to the account of the Lessor.

COST ELEMENT                               ADDED SPACE BLOCK #3 ESTIMATE
------------                               -----------------------------
PAID BY:                                   LESSOR                         LESSEE
-------                                    ------                         ------
Design and Permits                         $ 4,000                        $00
Demising Partitions, Doors, Ceilings       $23,700                        $00
HVAC/Sprinkler                             $12,300                        $00
Electrical/Lighting/Communications         $14,500                        $00
Painting                                   $ 1,000                        $00
Carpet (including Lobby)                   $ 8,800                        $00
Exterior Door                              $ 4,500                        $00
Fire Detection and Alarm                   $ 1,000                        $00
Receptionist Alterations                   $    00                        $ TBD
Badge Access Controls/Locks                $    00                        $ TBD
Install and Wire Semi Partitions           $    00                        $ TBD
Contingency                                $ 7,000                        $ TBD
                                           -------                        -----
Subtotal                                   $76,800                        $ TBD

No monetary consideration will be provided for inconvenience, or disruption, that may be caused by the installation of Leasehold Improvements under this Work letter Agreement, or for Leasehold Improvements to be made concurrent in the Lessor's Common Area, or for the adjoining tenant, Sitematic Corporation. The Lessor will execute the installation of these improvements between the hours of 7:00AM and 4:00PM during weekdays and will, to the extent possible, restrict activities that cause excessive construction noise such as jack hammering, core drilling and ram shooting to the hours before 8:00AM and after 5:00PM. This does not include operations such as in use of screw guns, rivet tools and the standard tools of the involved trades.

                                  VI. SCHEDULE
                                  ------------
Lessor agrees to allow Lessee to take Possession of Added #2 Space Block prior to installing the Alterations and Utility Installations for Added #3 Space Block. Following is the best effort schedule completing expansion Improvements for Space Block Added #3.

TASK                                               PARTY                DATE
----                                               -----                ----
Possession of Added #2 Space Block                 Lessee               Jul 19, 1999
Execute Sublease Amendment #1                      Both                 Sept 10, 1999
Pay Added Security Deposit                         Lessee               Sept 10, 1999
Apply For Building Permits                         Lessor               Sept 13, 1999
Bid General Contracting                            Lessor               Sept 13, 1999
Award Construction Contracts                       Lessor               Sept 24, 1999
Start Leasehold Improvements                       Lessor               Sept 27, 1999
Complete Leasehold Improvements                    Lessor               Oct 28, 1999
Walk through Inspection                            Both                 Oct 29, 1999
Possession                                         Lessee               Nov 01, 1999


                             VII. TENANT OBLIGATIONS
                             -----------------------
ROUTINE AND PERIODIC CLEANING: Pursuant to the Lessee's obligations described in Paragraph 7.0, the Lessee will perform routine and periodic cleaning of the offices, lobby, and dedicated corridors serving the Lessee's offices, on the following minimum frequencies. These standards are established to maintain a clean, safe Premises, void of rodent and pest infestation, and to control fire and personnel hazards.

ACTIVITY                                      FREQUENCY
--------                                      ---------
Empty Trash                                   Daily
Empty Recycle                                 Weekly
Vacuum                                        Weekly
Spot Clean Carpet                             Weekly
Wipe and Clean Door Hardware/Sw Plates        Monthly
Carpet Extraction Cleaning                    Quarterly
Windows Interior Surface Cleaning             Quarterly



PacketVideoLse.Amend #1             Exhibit F               Initials: /s/ MM.
September 1, 1999                  Page 2 of 5                        /s/ R.H.D.

CHECKLIST FOR SURRENDER OF PREMISES: Pursuant to Paragraph 7.4 of this Agreement the following expands on the obligations of Lessee related to the Surrender of the Premises at the end of Tenancy. Prior to the Lessor's acceptance of part or all of the Premises, the Parties will make inspections to ascertain the said Premises are in a condition acceptable to the Lessor, a condition existing at the time the Lessee took Possession, normal wear and tear excepted.

BUILDING LOCATION:___________________

OFFICES                                     LESSOR            LESSEE             DATE
-------                                     ------            ------             ----
Furnishings removed
Fixtures removed
Trash removed
Telephones disconnected
Services stripped/safe off
Fixture inventory completed
Fixtures and equip. cleaned
Special telecom cable removed
Walls/minor repairs completed
Carpet extraction cleaned
Ventilation balanced
Landlord signage left in place
Tenant signage removed/repaired
Key locks changed

SUCCESSOR TENANT CONSENT (IF APPLICABLE)
----------------------------------------
First inspection
Ownership transfer completed
Final inspection

TURNOVER AND ACCEPTANCE
-----------------------

                      VIII. BUILDING 14 COMMON AREA CHANGES
                      -------------------------------------
Following are the guidelines for operation and use of the Building 14 Complex Common Area. Parties acknowledge that changes may be required from time to time, as covered in Paragraph 2.7 of this Agreement.

A.      PROVISIONS BY LESSOR:

1. Vehicular access to Building 14 is provided from Science Center Drive and closed off from the ("Remainder Industrial Center").

2. Alternate emergency vehicle access, and non-routine service access, is provided to the Building 14 Complex via use of locked gates separating Building 14 and 15 east access road.

3. Pedestrian access between the Building 14 Complex and the Remainder Industrial Center remains unchanged as prior to site separation.

4. Internet Products Incorporated (IPI), a Building 14 Tenant, provides the Lobby Reception service for all Building 14 Tenant Companies similar to the function GA performs through its Building 1 Reception Lobby, except that IPI operates the Central Security Access and Control System (CSACS) only during IPI's normal business hours, including the lunch period, ("Operating Hours").

5. The Lessor operates the CSACS during IPI's Non-Operating Hours remotely from Building 1 Security Station.

6. IPI retains non-exclusive use of the Lobby and does not provide clerical or mail service to other Building 14 Tenants.

7. Visitor parking is provided near the north and south building entrances; handicap parking is provided at the southeast corner of Building 14.

8. A turnaround and loading zone is provided for light freight truck delivery at the south entrance to the Building 14, near access to the building elevator.



PacketVideoLse.Amend #1             Exhibit F               Initials: /s/ MM.
September 1, 1999                  Page 3 of 5                        /s/ R.H.D.

9. As a means to control parking at the Industrial Center, all Building 14 Tenant employees will be assigned a colored picture badge distinct from those used for the Remainder Industrial Center. All Building 14 Tenant employees may be required to register vehicles with GA Security, be assigned numbered decals, and be required to affix the decals on the vehicles at a designated position on the vehicle.

10. The Lessor will allocate and restrict parking at Building 14 Complex according to the following breakdown:

              BUILDING 14 PARKING SUMMARY-EFFECTIVE OCTOBER 1, 1999
             -------------------------------------------------------

                                                      PARKING @ 3 SPACES/1000sf
                                                      -------------------------
OCCUPANT                BUILDING   LEASED SPACE (sf)  AUTHORIZED    AVAILABLE     BALANCE
--------                --------   -----------------  ----------    ---------     -------
Internet Products Inc.  14         10,802              32            --            --
MP3.com                 14         20,941              63            --            --
PacketVideo             14          8,246              25            --            --
Sitematic Corp.         14          7,688              23            --            --
UCSD                    14          3,748              11            --            --
Visitors                14             00              07            --            --
Handicap                14             00              05            --            --
Total Leased                       51,763             166            --            --
REQUIRED BY ZONING      14         59,920             180           188            22

B.      LESSEE PROVISIONS:

1. The Lessee will cooperate with the Lessor, and other Building 14 Tenants, to restrict access to the Building 14 Complex, and Remainder Industrial Center, to those employees, suppliers, shippers, customers, contractors and invitees having a business need for said access to the Industrial Center and more specifically the Lessee's Premises. The Lessee covenants to the following:

      A. Routinely provide IPI and GA names of Lessee's contacts, and respective employee phone numbers, to assist with receiving visitors, badging visitors, and providing visitor directions to the Packet Video Premises.

      B. Assist General Atomics to regulate parking at the Building 14 Complex within the permitted parking and access/egress restrictions.

      C. Notify and advise organizations serving the Lessee (FedEx, UPS, etc.) of the street address, 10350 Science Center Drive, Suite 140.

      D. Arrange for direct US Mail pickup and deliveries by the Postal Service, or by courier, at 10350 Science Center Drive, Suite 140, mail drop and pickup.

      E. Pay for repair of damages to the SACS System caused by Lessee Tenant employees, suppliers, shippers, customers, contractors and invitees.

      F. Register Lessee employees with Lessor's Security Department for issuance of security badges and, if requested, vehicle decals.

      G. Wear and display the GA Security Badge when present at the Building 14 Complex, or Remainder Industrial Center.

      H. In the event allocated parking is exceeded, designate certain employees to use spillover parking at the Remainder Industrial Center and execute badge exchange for site access and parking to designated areas of the Remainder Industrial Center, in lieu of the Building 14 Complex. The Lessor will restrict spillover parking at the Building 9 lot to one space for each 1000sf of leased space.



PacketVideoLse.Amend #1             Exhibit F               Initials: /s/ MM.
September 1, 1999                  Page 4 of 5                        /s/ R.H.D.

             BUILDING 14 FIRST FLOOR - BEFORE ALTERATIONS FLOOR PLAN









PacketVideoLse.Amend #1             Exhibit F               Initials: /s/ MM.
September 1, 1999                  Page 5 of 5                        /s/ R.H.D.